                                   EXHIBIT 11

                                MOBILE MINI, INC.

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                                                                                    YEAR ENDED DECEMBER 31,
                                                                        1999                2000               2001
                                                                    ------------         -----------        -----------
BASIC:
Common shares outstanding, beginning of year                           7,966,863          11,438,356         11,591,584
Effect of weighting shares:
   Weighted common shares issued                                       2,186,223             103,760          1,922,957
                                                                    ------------         -----------        -----------
Weighted average number of common shares outstanding                  10,153,086          11,542,116         13,514,541
                                                                    ------------         -----------        -----------

Income before extraordinary item                                    $  9,449,539         $13,219,938        $18,683,087
   Extraordinary Item                                                   (424,053)                 --                 --
                                                                    ------------         -----------        -----------
Net income                                                             9,025,486          13,219,938         18,683,087
   Preferred stock dividend                                              (21,918)                 --                 --
                                                                    ------------         -----------        -----------
Net income available to common stockholders                         $  9,003,568         $13,219,938        $18,683,087
                                                                    ============         ===========        ===========

Earnings per share:
   Income before extraordinary item                                 $       0.93         $      1.15        $      1.38
   Extraordinary item                                                      (0.04)                 --                 --
                                                                    ------------         -----------        -----------
   Net income                                                       $       0.89         $      1.15        $      1.38
                                                                    ============         ===========        ===========

DILUTED:
Common shares outstanding, beginning of year                           7,966,863          11,438,356         11,591,584
Effect of weighting shares:
   Weighted common shares issued                                       2,186,223             103,760          1,922,957
   Employee stock options and warrants assumed converted                 487,352             401,591            439,545
                                                                    ------------         -----------        -----------
Weighted average number of common and common equivalent
shares outstanding                                                    10,640,438          11,943,707         13,954,086
                                                                    ------------         -----------        -----------

Income before extraordinary item                                    $  9,449,539         $13,219,938        $18,683,087
   Extraordinary item                                                   (424,053)                 --                 --
                                                                    ------------         -----------        -----------
Net income                                                             9,025,486          13,219,938         18,683,087
   Preferred stock dividend                                              (21,918)                 --                 --
                                                                    ------------         -----------        -----------
Net income available to common stockholders (Note 1 of Notes
 to Consolidated Financial Statements)                              $  9,003,568         $13,219,938        $18,683,087
                                                                    ============         ===========        ===========

Earnings per share
   Income before extraordinary item                                 $       0.89         $      1.11        $      1.34
   Extraordinary item                                                      (0.04)                 --                 --
                                                                    ------------         -----------        -----------
   Net income                                                       $       0.85         $      1.11        $      1.34
                                                                    ============         ===========        ===========


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